HARWELL HOWARD HYNE
                      GABBERT & MANNER, P.C.
                    1800 FIRST AMERICAN CENTER
                       315 DEADERICK STREET
                 NASHVILLE, TENNESSEE  37238-1800
              -------------------------------------
                     TELEPHONE (615) 256-0500
                    FACSIMILE  (615) 251-1059

                         August 10, 1998

National Health Realty, Inc.
100 Vine Street
Murfreesboro, Tennessee 37130

Ladies and Gentlemen:

  We have acted as special counsel to National Health Realty, Inc. (the "Company") in connection with the registration of the Company's 1997 Stock Option and Stock Appreciation Rights Plan pursuant to a registration statement on Form S-8, as filed with the Securities and Exchange Commission (the "Registration Statement"). This firm hereby consents to the filing of this opinion as an exhibit to the Registration Statement and with agencies of such states and other jurisdictions as may be necessary in the course of complying with the laws of such states and jurisdictions regarding the offering and sale of the stock in accordance with the Registration Statement.

  We have examined originals, or certified or photostatic copies of such statutes, records, regulations, certificates of the officers of the Company and of public officials, and such other information as we have deemed necessary for purposes of rendering this opinion.

  In stating our opinion, we have assumed: (i) that all signatures are genuine, all documents submitted to us as originals are authentic, and all documents submitted to us as copies conform to authentic original documents; and (ii) that the parties to such documents have the legal right and power under all applicable laws, regulations and agreements to enter into, execute, deliver and perform their respective obligations thereunder.

  On the basis of such review, but subject to the limitations expressed herein, we are of the opinion, as of the date hereof, that the securities being registered by the Registration Statement will, when sold as contemp-lated under the Registration Statement, be legally issued, fully paid and non-assessable.

  Our opinion herein is limited solely to the laws of the United States of America and the corporate law of the State of Maryland. In rendering the opinion set forth herein, we have relied upon the documents referenced above and have made no independent verification or investigation of factual matters pertaining thereto or to the Company. The opinion expressed herein is subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws now or hereafter in effect relating to or affecting the rights of creditors generally, judicial discretion, and equitable principles whether applied pursuant to a proceeding at law or in equity; and no opinion is expressed with respect to the availability of equitable remedies.

                              Very truly yours,

                              HARWELL HOWARD HYNE
                              GABBERT & MANNER, P.C.